Exhibit 23.1




                          INDEPENDENT AUDITOR'S CONSENT





Board of Directors
Paradigm Holdings, Inc.
Rockville, Maryland


We hereby consent to the inclusion of our report dated February 11, 2005 on the audited consolidated balance sheets of Paradigm Holdings, Inc. (formerly Paradigm Solutions Corporation) as of December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in the SEC Form S-1 Amendment no. 1 to be filed by Paradigm Holdings, Inc.




/s/ Aronson & Company
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ARONSON & COMPANY

Rockville, Maryland
May 5, 2005